UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2019 (July 1, 2019)

L3HARRIS TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-3863	34-0276860
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1025 West NASA Blvd., Melbourne, Florida	32919
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (321) 727-9100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	LHX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Exchange Offers

On July 2, 2019 (the “Settlement Date”), L3Harris Technologies, Inc. (“L3Harris”) settled its previously announced exchange offers (the “Exchange Offers”) for (i) any and all 4.950% Senior Notes due February 15, 2021 (the “Existing L3 4.950% 2021 Notes”) issued by L3 Technologies, Inc. (“L3”) for up to an aggregate principal amount of $650 million new 4.950% Senior Notes due February 15, 2021 (the “New L3Harris 4.950% 2021 Notes”) issued by L3Harris and cash, (ii) any and all 3.850% Senior Notes due June 15, 2023 (the “Existing L3 3.850% 2023 Notes”) issued by L3 for up to an aggregate principal amount of $800 million new 3.850% Senior Notes due June 15, 2023 (the “New L3Harris 3.850% 2023 Notes”) issued by L3Harris and cash, (iii) any and all 3.950% Senior Notes due May 28, 2024 (the “Existing L3 3.950% 2024 Notes”) issued by L3 for up to an aggregate principal amount of $350 million new 3.950% Senior Notes due May 28, 2024  (the “New L3Harris 3.950% 2024 Notes”) issued by L3Harris and cash, (iv) any and all 3.850% Senior Notes due December 15, 2026 (the “Existing L3 3.850% 2026 Notes”) issued by L3 for up to an aggregate principal amount of $550 million new 3.850% Senior Notes due December 15, 2026 (the “New L3Harris 3.850% 2026 Notes”) issued by L3Harris and cash and (v) any and all 4.400% Senior Notes due June 15, 2028 (the “Existing L3 4.400% 2028 Notes”) issued by L3 for up to an aggregate principal amount of $1 billion new 4.400% Senior Notes due June 15, 2028 (the “New L3Harris 4.400% 2028 Notes”) issued by L3Harris and cash.

The Existing L3 4.950% 2021 Notes, the Existing L3 3.850% 2023 Notes, the Existing L3 3.950% 2024 Notes, the Existing L3 3.850% 2026 Notes and the Existing L3 4.400% 2028 Notes are referred to herein collectively as the “Existing L3 Notes.” The New L3Harris 4.950% 2021 Notes, the New L3Harris 3.850% 2023 Notes, the New L3Harris 3.950% 2024 Notes, the New L3Harris 3.850% 2026 Notes and the New L3Harris 4.400% 2028 Notes are referred to herein collectively as the “New L3Harris Notes.” The Exchange Offers were made in connection with the all-stock merger between Harris Corporation and L3 which was completed on June 29, 2019 and established L3Harris.

New L3Harris Notes

Pursuant to the Exchange Offers, L3Harris issued approximately (i) $500,875,000 in aggregate principal amount of New L3Harris 4.950% 2021 Notes, (ii) $740,871,000 in aggregate principal amount of New L3Harris 3.850% 2023 Notes, (iii) $326,529,000 in aggregate principal amount of New L3Harris 3.950% 2024 Notes, (iv) $534,777,000 in aggregate principal amount of New L3Harris 3.850% 2026 Notes and (v) $917,994,000 in aggregate principal amount of New L3Harris 4.400% 2028 Notes.

The New L3Harris 4.950% 2021 Notes mature on February 15, 2021 and bear interest at a rate of 4.950% per annum, payable semi-annually in arrears on February 15 and August 15 of each year, commencing on August 15, 2019. The New L3Harris 3.850% 2023 Notes mature on June 15, 2023 and bear interest at a rate of 3.850% per annum, payable semi-annually in arrears on June 15 and December 15 of each year, commencing on December 15, 2019. The New L3Harris 3.950% 2024 Notes mature on May 28, 2024 and bear interest at a rate of 3.950% per annum, payable semi-annually in arrears on May 28 and November 28 of each year, commencing on November 28, 2019. The New L3Harris 3.850% 2026 Notes mature on December 15, 2026 and bear interest at a rate of 3.850% per annum, payable semi-annually in arrears on June 15 and December 15 of each year, commencing on December 15, 2019. The New L3Harris 4.400% 2028 Notes mature on June 15, 2028 and bear interest at a rate of 4.400% per annum, payable semi-annually in arrears on June 15 and December 15 of each year, commencing on December 15, 2019.

The New L3Harris Notes are unsecured senior obligations of L3Harris and rank equally in right of payment with all of its other senior unsecured debt and are structurally subordinated to the secured and unsecured debt of L3Harris’ subsidiaries, including any debt of L3 that remains outstanding. The New L3Harris Notes have not been registered under the Securities Act of 1933 (the “Securities Act”) or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

The terms of the New L3Harris Notes are governed by an indenture dated as of September 3, 2003 (the “Indenture”) by and between L3Harris and The Bank of New York Mellon Trust Company, N.A., as trustee. The Indenture contains customary covenants that, among other things, limit the ability of L3Harris and its subsidiaries to create or incur mortgages and other liens and to enter into sale and leaseback transactions with respect to principal properties. In addition, upon the occurrence of a “change of control,” as defined in the New L3Harris Notes, L3Harris is required to offer to repurchase the New L3Harris Notes at 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date. The Indenture contains customary events of default, including failure to make required payments, failure to comply with certain agreements or covenants, failure to pay or the acceleration of certain other indebtedness, certain events of bankruptcy and insolvency, and failure to pay certain judgments.

L3Harris may redeem the New L3Harris 4.950% 2021 Notes, the New L3Harris 3.850% 2026 Notes and the New L3Harris 4.400% 2028 Notes in whole or in part, at L3Harris’ option, at any time and from time to time prior to November 15, 2020 with respect to the New L3Harris 4.950% 2021 Notes, prior to September 15, 2026 with respect to the New L3Harris 3.850% 2026 Notes, and prior to March 15, 2028 with respect to the New L3Harris 4.400% 2028 Notes, at a redemption price equal to the greater of: (i) 100% of the principal amount of the notes to be redeemed and (ii) the sum of the present values of the principal amount and the remaining scheduled payments of interest on the notes to be redeemed, discounted from the scheduled payment dates to the date of redemption at the “treasury rate,” as defined in such New L3Harris Notes, plus 25 basis points, plus, in each case, accrued and unpaid interest thereon to the date of redemption.

L3Harris may redeem the New L3Harris 3.850% 2023 Notes and the New L3Harris 3.950% 2024 Notes in whole or in part, at L3Harris’ option, at any time and from time to time prior to May 15, 2023 with respect to the New L3Harris 3.850% 2023 Notes and prior to February 28, 2024 with respect to the New L3Harris 3.950% 2024 Notes, at a redemption price equal to the greater of: (i) 100% of the principal amount of the notes to be redeemed and (ii) the sum of the present values of the principal amount and the remaining scheduled payments of interest on the notes to be redeemed, discounted from the scheduled payment dates to the date of redemption at the “treasury rate,” as defined in such New L3Harris Notes, plus 20 basis points, plus, in each case, accrued and unpaid interest thereon to the date of redemption.

L3Harris may redeem the New L3Harris 4.950% 2021 Notes, the New L3Harris 3.850% 2023 Notes, the New L3Harris 3.950% 2024 Notes, the New L3Harris 3.850% 2026 Notes and the New L3Harris 4.400% 2028 Notes in whole or in part, at L3Harris’ option, at any time and from time to time on or after November 15, 2020 with respect to the New L3Harris 4.950% 2021 Notes, on or after May 15, 2023 with respect to the New L3Harris 3.850% 2023 Notes, on or after February 28, 2024 with respect to the New L3Harris 3.950% 2024 Notes, on or after September 15, 2026 with respect to the New L3Harris 3.850% 2026 Notes, and on or after March 15, 2028 with respect to the New L3Harris 4.400% 2028 Notes, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus, in each case, accrued and unpaid interest thereon to the date of redemption.

Registration Rights Agreement

In connection with the issuance of the New L3Harris Notes, L3Harris also entered into a registration rights agreement, dated as of the Settlement Date (the “Registration Rights Agreement”), by and between L3Harris, as issuer, and BofA Securities, Inc. and Morgan Stanley & Co. LLC, as dealer managers (the “Dealer Managers”). Under the Registration Rights Agreement, L3Harris agreed, among other things, to use commercially reasonable efforts to complete one or more registered exchange offers for the New L3Harris Notes within 365 days after July 2, 2019.

If, among other events, such registered exchange offer is not consummated on or prior to the 365th day following the Settlement Date, L3Harris would be required to pay special additional interest, in an amount equal to 0.25% per annum of the principal amount of the New L3Harris Notes, for the first 90 days following default. Thereafter, the amount of special additional interest would increase another 0.25% per annum (to a maximum of 0.50% per annum) until the default is cured.

The foregoing descriptions of the Registration Rights Agreement and the New L3Harris Notes are qualified in their entirety by reference to the Registration Rights Agreement and the forms of the New L3Harris Notes, copies of which are filed as Exhibits 4.1, 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10 and 4.11 to this Current Report on Form 8-K and are incorporated herein by reference.

Remaining Existing L3 Notes

Following the settlement of the Exchange Offers, L3 had outstanding approximately (i) $149,125,000 in aggregate principal amount of Existing L3 4.950% 2021 Notes, (ii) $59,113,000 in aggregate principal amount of Existing L3 3.850% 2023 Notes, (iii) $23,462,000 in aggregate principal amount of Existing L3 3.950% 2024 Notes, (iv) $15,206,000 in aggregate principal amount of Existing L3 3.850% 2026 Notes and (v) $82,000,000 in aggregate principal amount of Existing L3 4.400% 2028 Notes. The Existing L3 Notes were issued under an indenture, dated as of May 21, 2010 (as supplemented and amended, the “L3 Indenture”) by and among L3, the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as the trustee. In connection with the Exchange Offers, L3 solicited the consents (the “Consent Solicitations”) of the holders of the Existing L3 Notes to amend the L3 Indenture to remove certain restrictive and reporting covenants. As previously disclosed, L3 received consents in the Consent Solicitations sufficient to approve amendments to the L3 Indenture. As a result, L3 and the trustee for the Existing L3 Notes have entered into a supplemental indenture implementing those amendments to the L3 Indenture. The Existing L3 Notes are the senior unsecured obligations of L3.

Item 8.01. Other Events.

On July 1, 2019, L3Harris issued a press release announcing the final results of the Exchange Offers and Consent Solicitations. The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

4.1	Registration Rights Agreement, dated as of July 2, 2019, by and among L3Harris Technologies, Inc. (f/k/a Harris Corporation), BofA Securities, Inc. and Morgan Stanley & Co. LLC

4.2	Form of New L3Harris 4.950% 2021 Rule 144A Note

4.3	Form of New L3Harris 4.950% 2021 Regulation S Note

4.4	Form of New L3Harris 3.850% 2023 Rule 144A Note

4.5	Form of New L3Harris 3.850% 2023 Regulation S Note

4.6	Form of New L3Harris 3.950% 2024 Rule 144A Note

4.7	Form of New L3Harris 3.950% 2024 Regulation S Note

4.8	Form of New L3Harris 3.850% 2026 Rule 144A Note

4.9	Form of New L3Harris 3.850% 2026 Regulation S Note

4.10	Form of New L3Harris 4.400% 2028 Rule 144A Note

4.11	Form of New L3Harris 4.400% 2028 Regulation S Note

99.1	Press Release, issued by L3Harris Technologies, Inc. on July 1, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 2, 2019	L3HARRIS TECHNOLOGIES, INC.
(Registrant)

	By:	/s/ Scott T. Mikuen
	Name:	Scott T. Mikuen
	Title:	Senior Vice President, General Counsel and Secretary